EXHIBIT 23.1

INDEPENDENT AUDITOR’S CONSENT

To the Board of Directors and Stockholders of Network Appliance, Inc.:

We consent to the incorporation by reference in Registration Statement Nos. 333-99638, 333-25277, 333-40307, 333-41384, 333-53776, 333-57378, 333-73982 and 333-100837 on Form S-8 of our report dated May 9, 2003 (May 13, 2003 as to Note 15), appearing in this Annual Report on Form 10-K of Network Appliance, Inc. for the year ended April 30, 2003.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
June 20, 2003